UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2009
APACHE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-4300 (Commission File Number)	41-0747868 (I.R.S. Employer Identification No.)
2000 Post Oak Boulevard
Suite 100
Houston, Texas 77056-4400
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (713) 296-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Apache Corporation (“Apache”) announced that G. Steven Farris, chairman and chief executive officer, Roger B. Plank, president, John A. Crum, co-chief operating officer and president — North America, and Rodney J. Eichler, co-chief operating officer and president — International, have voluntarily and temporarily reduced their annual base salaries by ten percent, resulting in salary reductions from $1,500,000 to $1,350,000 on an annual basis for Mr. Farris and from $625,000 to $562,500 on an annual basis for Messrs. Plank, Crum and Eichler. The salary reductions do not impact non-salary compensation and benefits. Messrs. Farris, Plank, Crum and Eichler indicated a desire to take this voluntary step as part of Apache’s initiative to reduce expenses and preserve the company’s financial flexibility during the ongoing global downturn.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APACHE CORPORATION
Date: May 4, 2009	/s/ Roger B. Plank
Roger B. Plank
President